Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aviat Networks, Inc.

Milpitas, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Aviat Networks, Inc. of our reports dated September 14, 2022, relating to the consolidated financial statements and schedule and the effectiveness of Aviat Networks, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended July 1, 2022.

/s/ BDO USA, LLP

San Jose, California

September 23, 2022